EXHIBIT 10.16

                       RE/MAX UNIVERSITY SITE DEVELOPMENT,
                        HOSTING AND MANAGEMENT AGREEMENT

         This AGREEMENT is entered into and shall be effective this 6th day of February, 2001 (the "Effective Date") by and among UNIVERSITY.COM ("UNIVERSITY.COM"), a Joint Venture of UNIVERSITY.COM, INC., a Minnesota corporation with its principal place of business at 800 Washington Avenue, Suite 508, Minneapolis, Minnesota 55401 and ENTREPORT CORPORATION, a Florida corporation with its principal place of business at 2970 Business Park Drive, Suite B, Vista, California 92083; UNIVERSITY.COM, INC. ("UCI"); ENTREPORT CORPORATION ("ENTREPORT"); and RE/MAX INTERNATIONAL, INC., a Colorado corporation with its principal place of business at 8390 East Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111-2800 ("RE/MAX").

         WHEREAS, UNIVERSITY.COM is in the business of developing and hosting private-label, on-line training and education websites for use by companies in training employees, contractors and other service providers; and

         WHEREAS, RE/MAX is engaged in the franchising of independently owned and operated real estate brokerage offices specializing in the marketing of real estate and related services; and

         WHEREAS, RE/MAX desires to engage UNIVERSITY.COM to develop and implement a customized, on-line training and education program for use by RE/MAX Broker/Owners, RE/MAX Sales Associates affiliated with a RE/MAX office, and employees of or individuals affiliated with a RE/MAX Region or the RE/MAX Organization (collectively "RE/MAX Affiliates"); and

         WHEREAS, UNIVERSITY.COM desires to provide an on-line training and education program for RE/MAX pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of these recital which are incorporated herein, the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS.

                  1.1 "CONFIDENTIAL INFORMATION" is defined in Section 9.

                  1.2 "COURSES" shall mean the general real estate and professional business training courses listed on Exhibit A, the EntrePort Courses listed on Exhibit B, and any courses developed by UNIVERSITY.COM using the RE/MAX Course Content, which shall be offered to RE/MAX Users on the Site.

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                  1.3 "COURSE CONTENT" shall refer collectively to the
UNIVERSITY.COM Course Content, EntrePort's Course Content, RE/MAX Course Content, RE/MAX Third Party Course Content and UNIVERSITY.COM Third Party Course Content, and any updates or revisions thereto.

                  1.4 "ENTREPORT COURSE CONTENT" shall mean all educational materials and learning components created by EntrePort Corporation, prior to the Effective Date, or created by EntrePort and included in the Courses attached as Exhibit B pursuant to this Agreement, and licensed to RE/MAX hereunder.

                  1.5 "ENTREPORT COURSES" shall mean the general real estate and professional training courses and just-in-time training modules listed on Exhibit B.

                  1.6 "RE/MAX COURSE CONTENT" shall mean all educational materials and learning components created by RE/MAX for the Courses and provided to UNIVERSITY.COM by RE/MAX for inclusion in the Courses.

                  1.7 "RE/MAX COURSE CONTENT ADDENDUM" shall mean the addendum, in a form substantially similar to Exhibit G, that RE/MAX shall provide to UNIVERSITY.COM from time to time to amend the RE/MAX Course Content Schedule and to authorize and provide additional RE/MAX Course Content to UNIVERSITY.COM for development of Courses incorporating the RE/MAX Course Content.

                  1.8 "RE/MAX COURSE CONTENT SCHEDULE" shall mean the schedule attached hereto as Exhibit F, which will be revised as necessary, pursuant to which the RE/MAX Course Content shall be delivered to UNIVERSITY.COM by RE/MAX, and the fee to be paid by RE/MAX to UNIVERSITY.COM for development of Courses incorporating the RE/MAX Course Content.

                  1.9 "RE/MAX MAINSTREET" shall mean the RE/MAX extranet website currently at WWW.REMAX.NET that is accessible by RE/MAX Affiliates and RE/MAX Approved Suppliers who have been issued valid user ids and passwords by RE/MAX.

                  1.10 "RE/MAX MATERIALS" shall refer collectively to the RE/MAX Course Content and the RE/MAX Site Content.

                  1.11 "RE/MAX SITE CONTENT" shall mean the RE/MAX name, trademarks, service marks, logos, slogans, trade dress and other proprietary descriptions, whether registered or unregistered (collectively the "RE/MAX Marks"), designs, text, images, graphics, and other material provided to UNIVERSITY.COM by RE/MAX for inclusion on the Site in an electronic format acceptable to UNIVERSITY.COM.

                  1.12 "RE/MAX THIRD PARTY COURSE CONTENT" shall mean all educational, technical and other content for the Courses licensed by RE/MAX from a third party that are included in the Site. Inclusion of such content on the Site is subject to approval by UNIVERSITY.COM per Section 2.6 and subject to technical integration and feasibility as determined by UNIVERSITY.COM.

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                  1.13 "RE/MAX USER" shall mean a RE/MAX Affiliate who has been issued a password by UNIVERSITY.COM for access to the Site.

                  1.14 "PRODUCTION DATE" shall mean the date on which the Site is first available for use by all RE/MAX Users. The parties anticipate that the launch of the Site will be no later than April 1, 2001. A two-week beta test with 50-100 users shall begin no later than March 15, 2001. Demonstrations of the Site will be presented at the Annual RE/MAX International Convention in San Diego, CA to be held February 25, 2001 - March 1, 2001.

                  1.15 "SITE" shall mean the UNIVERSITY.COM - RE/MAX co-branded website developed and hosted by UNIVERSITY.COM for on-line training and education programs, located at http://remax.university.com, accessible by RE/MAX Users and only through RE/MAX Mainstreet. The Site, and access to the Site, will be prominently featured on RE/MAX Mainstreet.

                  1.16 "SITE CONTENT" shall mean all content on the Site, including but not limited to, text, images, graphics and other materials.

                  1.17 "SPECIFICATIONS" shall mean the functional and design specifications for the Site set forth in Exhibit C hereto.

                  1.18 "UNIVERSITY.COM COURSES" shall mean the general real estate and professional training courses listed on Exhibit A.

                  1.19 "UNIVERSITY.COM COURSE CONTENT" shall mean all educational materials and learning components created by UNIVERSITY.COM prior to the Effective Date, or created by UNIVERSITY.COM and included in the Courses pursuant to this Agreement, and licensed to RE/MAX hereunder.

                  1.20 "UNIVERSITY.COM MATERIALS" shall mean the UNIVERSITY.COM Courses, the UNIVERSITY.COM Course Content, and the designs, layout, structure, sequence, organization, text, images, graphics, audio clips, software and other material contained on or within the Site, excluding the RE/MAX Materials.

                  1.21 "UNIVERSITY.COM THIRD PARTY COURSE CONTENT" shall mean all educational, technical and other content for the Courses licensed by UNIVERSITY.COM from a third party, excluding the RE/MAX Content, that are included in a Course.

                  1.22 "USER AGREEMENT" shall mean the on-line license agreement, a copy of which is attached hereto as Exhibit D, and as may be revised from time to time, to which RE/MAX Users must agree before being permitted access to the Site and the Course Content.

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                  1.23 "VIRTUAL UNIVERSITY" shall mean UNIVERSITY.COM's
proprietary software for delivering on-line, real estate-specific business training courses and related course management services.

         2. UNIVERSITY.COM OBLIGATIONS; RIGHT OF REMOVAL.

         Pursuant to the terms of this Agreement, UNIVERSITY.COM shall perform the following services:

                  2.1 SITE DESIGN AND CUSTOMIZATION. UNIVERSITY.COM shall design and customize the Site in accordance with mutually agreeable Specifications.

                  2.2 COURSE DEVELOPMENT. UNIVERSITY.COM shall, using the Course Content, develop the Courses, and make them available to RE/MAX Users via the Site pursuant to the User Agreement. Development of Courses incorporating the RE/MAX Course Content will be authorized by and pursuant to the RE/MAX Course Content Addendum.

                  2.3 ACCEPTANCE. All Courses, Course Content, Site Content, the User Agreement and all revisions, enhancements, modifications or changes thereto shall be approved in writing by RE/MAX prior to their use or display on the Site. All Site Design and Customization ("Services") shall at all times be subject to RE/MAX's reasonable satisfaction and approval as provided herein. UNIVERSITY.COM shall provide RE/MAX with reasonably detailed specifications for the Services. RE/MAX shall approve the final specifications before UNIVERSITY.COM commences the Services. Upon approval of the final specifications, the parties will develop a mutually agreeable production schedule for the performance of the Services. Thereafter, any changes made by RE/MAX to the specifications shall result in additional charges to be paid by RE/MAX at the rate of $150 per hour to implement the changes to the specifications. The Site Design and any Customization to the Site shall be approved in writing by RE/MAX prior to the Site going "live". UNIVERSITY.COM agrees that the Site shall have the same functionality as its own website located at http://realestate.university.com and www.isucceed.com and any updates or enhancements it makes to its own website that pertains to the functionality of the Site shall also be made to the Site at no expense to RE/MAX.

                  2.4 SITE HOSTING. UNIVERSITY.COM shall host the Site on the server located at its data center in Minneapolis, Minnesota. Commencing on the Production Date, UNIVERSITY.COM shall use commercially reasonable efforts to make the Site fully operational and continuously available to RE/MAX Users at least 99.0% of the time during each month of the term of this Agreement, with the exception of: (a) regularly scheduled maintenance and required repairs to be performed during off-peak hours, and (b) any loss or interruption of hosting services due to causes beyond UNIVERSITY.COM's control, including, without limitation, interruption or failure related to RE/MAX Mainstreet, or telecommunication or digital transmission links, and Internet failures or shut downs and third party DNS hosting failures.

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                  2.5 SITE MAINTENANCE AND TECHNICAL SUPPORT. UNIVERSITY.COM
shall use commercially reasonable efforts to provide RE/MAX with reasonable assistance to maintain and update the Site during the term of this Agreement, and shall provide standard technical assistance to RE/MAX and RE/MAX Users in the operation and use of the Site and the Courses, including but not limited to the correction of browser problems, bugs, Site errors, and as otherwise set forth on Exhibit E. Additional maintenance services will be provided for a fee, which shall be negotiated between the parties.

                  2.6 RIGHT OF REMOVAL AND USER TERMINATION. RE/MAX acknowledges and agrees that UNIVERSITY.COM shall have the right to remove from, or refuse to include on the Site, any RE/MAX Materials which UNIVERSITY.COM reasonably believes are unlawful, distasteful or violate the rights of a third party (including, without limitation intellectual property rights). Upon written notice to RE/MAX, UNIVERSITY.COM shall have the right to suspend or terminate the password and account of any RE/MAX User who is in violation of the terms of the User Agreement.

                  2.7 PROMOTION BY UNIVERSITY.COM. To promote the Site, UNIVERSITY.COM will undertake the joint promotional efforts as more particularly set forth in Exhibit "H" hereto.

                  2.8 SECURITY OF SITE. UNIVERSITY.COM agrees that any information provided to UNIVERSITY.COM by a RE/MAX User to access the Site is maintained, accessed and transmitted in a secure environment and in compliance with security specifications consistent with the security policy used by UNIVERSITY.COM on its own website and in accordance with all applicable laws and regulations. UNIVERSITY.COM agrees to maintain the confidentiality of any information obtained from a RE/MAX User and in no event shall UNIVERSITY.COM sell, trade, rent or in any way make available any personal information, confidential information or proprietary information of any RE/MAX User accessing the Site or in any way obtained from a RE/MAX User without the permission of the party owning such information. UNIVERSITY.COM agrees that all cross-marketing to RE/MAX Users shall first be approved in writing by RE/MAX.

                  2.9 SITE NOTICE. UNIVERSITY.COM shall post and maintain, in upper case bold print in eight point font, the following notice at the bottom of the first page of the Site:

                  "RE/MAX International, Inc. may receive a fee from University.COM in consideration for UNIVERSITY.COM being selected as the provider of on-line training and education programs for RE/MAX Affiliates."

         3. RE/MAX OBLIGATIONS.

                  3.1 DELIVERY OF RE/MAX SITE CONTENT. Within thirty (30) days after the Effective Date, RE/MAX shall deliver to UNIVERSITY.COM the RE/MAX Site Content to be included on the Site.

                  3.2 DELIVERY OF RE/MAX COURSE CONTENT AND RE/MAX THIRD PARTY COURSE CONTENT. RE/MAX Course Content and RE/MAX Third Party Course Content will be delivered in accordance with the RE/MAX Course Content Schedule, as such is amended from time to time by the RE/MAX Course Content Addendum.

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                  3.3 CONTENT CONTROL. RE/MAX acknowledges and agrees that it will be solely responsible for creating, reviewing, and authorizing modifications to the RE/MAX Materials. RE/MAX acknowledges that UNIVERSITY.COM is acting as a passive conduit for the distribution and publishing of the RE/MAX Materials. UNIVERSITY.COM has no obligation to RE/MAX, and undertakes no responsibility, to review the RE/MAX Content to determine whether any such content may incur liability to third parties.

                  3.4 PROMOTION BY RE/MAX. To promote the Site, RE/MAX will undertake the joint promotional efforts as more particularly set forth in Exhibit "H" hereto.

                  3.5 PREFERRED PROVIDER. RE/MAX agrees that during the Initial Term (as defined below) of this Agreement, UNIVERSITY.COM shall be the RE/MAX Preferred Provider for online training and education programs for RE/MAX Users on RE/MAX Mainstreet (or any replacement site).

                  (a) Except as provided in Section 3.5(c), and except as set forth in this Section 3.5(a), RE/MAX will not employ other third party providers for the purpose of developing and delivering online training materials and educational programs over RE/MAX Mainstreet unless UNIVERSITY.COM notifies RE/MAX in writing that UNIVERSITY.COM is not able to deliver the training materials or educational materials on-line over the Site due to technical incompatabilities or UNIVERSITY.COM is not able to agree to commercially reasonable terms with a third party provider for the development and delivery of the training materials or educational programs over the Site. Any online training materials developed and delivered over the Site by a third party shall not be duplicative of any Courses offered by UNIVERSITY.COM. Notwithstanding the foregoing, RE/MAX may re-purpose any company news, company information or company announcements, now or hereafter available on the RE/MAX Satellite Network, and to stream said material through a third party provider over RE/MAX Mainstreet or otherwise make said material available on RE/MAX Mainstreet.

                  (b) All online training materials and educational programs, whether developed by a third party, RE/MAX or UNIVERSITY.COM shall be included as a class title in the Unlimited Access Fee Program.

                  (c) Notwithstanding anything to the contrary herein, RE/MAX may employ a third party to re-purpose courses currently or hereafter licensed to RE/MAX for telecast over the RE/MAX Satellite Network to satisfy an approved designation, including but not limited to CRS, ABR, ABRM, C1101, CIPS, CRB, RRS and CRES designations, the e-pro certification, and other courses mutually agreed to between RE/MAX and UNIVERSITY.COM, and to stream said courses over RE/MAX Mainstreet. Any online training materials developed by a third party for RE/MAX pursuant to this Section 3.5(c) shall not be duplicative of any Courses offered by UNIVERSITY.COM.

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                  3.6 HYPERLINK. RE/MAX agrees to create and maintain a
hyperlink, and text or banner advertising with respect to UNIVERSITY.COM, on the e-Marketplace section of RE/MAX Mainstreet with click through capabilities to the Site.

                  3.7 ROSTER EXPLORER. RE/MAX agrees to provide to UNIVERSITY.COM the RE/MAX Roster Explorer CD ROM database containing information on RE/MAX Affiliates for UNIVERSITY.COM's use in marketing and promoting its on-line training and education programs on the Site. RE/MAX agrees to provide UNIVERSITY.COM an updated database in CD ROM format or comparable medium on a quarterly basis throughout the term of this Agreement.

         4. PASSWORD ADMINISTRATION.

                  4.1 CURRENT RE/MAX MAINSTREET MEMBERS. RE/MAX will provide UNIVERSITY.COM with all reasonable information requested to facilitate UNIVERSITY.COM's issuance of passwords to current RE/MAX Mainstreet Members for access to the Site on the Effective Date of this Agreement.

                  4.2 USER LOG-IN. Whenever a RE/MAX Affiliate accesses RE/MAX Mainstreet, he/she will have access to the Site by clicking on the UNIVERSITY.COM hyperlink on RE/MAX Mainstreet. By clicking the hyperlink, data (name, password, user ID, and unique Associate number) will be automatically transmitted electronically from RE/MAX Mainstreet to the Site and permit the RE/MAX Affiliate to access the Site.

         5. LICENSE GRANTS.

                  5.1 BY UNIVERSITY.COM. Subject to the terms of this Agreement, UNIVERSITY.COM hereby grants to RE/MAX and RE/MAX Users for the term of this Agreement, a non-exclusive , non-transferable, limited license, without right of sublicense, to access, display and use the Site, the UNIVERSITY.COM Courses, EntrePort Courses, UNIVERSITY.COM Course Content, EntrePort Course Content, UNIVERSITY.COM Third Party Course Content, UNIVERSITY.COM Materials, and the Registration Materials. RE/MAX shall not download or otherwise reproduce, distribute, modify, reverse engineer, decompile or disassemble any UNIVERSITY.COM Courses, EntrePort Courses, UNIVERSITY.COM Course Content, EntrePort Course Content, UNIVERSITY.COM Third Party Course Content, UNIVERSITY.COM Materials, or the Registration Materials except as expressly permitted by this Agreement or the User Agreement. RE/MAX shall not allow any third party, with the exception of RE/MAX Users and Approved Suppliers, to access the Site. RE/MAX acknowledges and agrees that use of the UNIVERSITY.COM Third Party Course Content is subject to UNIVERSITY.COM's agreements with its licensors, and that such licensors may have the right to modify or terminate UNIVERSITY.COM's right to use and sub-license the UNIVERSITY.COM Third Party Course Content at any time.

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                  5.2 BY RE/MAX. Subject to the terms of this Agreement, RE/MAX hereby grants to UNIVERSITY.COM for the term of this Agreement, a revocable, non-exclusive, non-transferable, limited license, without right of sublicense, to use and include the RE/MAX Course Content, and text, images, graphics and other materials provided by RE/MAX to UNIVERSITY.COM in connection with the Site and UNIVERSITY.COM's performance of its obligations hereunder. UNIVERSITY.COM acknowledges and agrees that use of the RE/MAX Third Party Course Content is subject to RE/MAX's agreements with its licensors, and that such licensors may have the right to modify or terminate RE/MAX's right to use and sublicense the RE/MAX Third Party Course Content at any time.

                  5.3 TRADEMARK LICENSES.

                  (a) During the term of this Agreement and subject to the terms provided herein, RE/MAX hereby grants to UNIVERSITY.COM, a non-exclusive, non-transferable, limited license, without right of sublicense, to use and display in connection with the Site and in any presentations, promotional or informational materials with respect to the Site, the RE/MAX Marks as contained in the RE/MAX Trademark and Graphic Standards Manual, a copy of which has been provided to UNIVERSITY.COM. UNIVERSITY.COM expressly acknowledges that RE/MAX is the owner of all right, title and interest in and to the RE/MAX Marks and agrees that it shall not at any time have or acquire any interest in or to the RE/MAX Marks and further agrees that all such use or display of the RE/MAX Marks inures to the exclusive benefit of RE/MAX and automatically vests in and remains the property of RE/MAX. UNIVERSITY.COM agrees that any use or display of the RE/MAX Marks must be approved in writing prior to their use or display and UNIVERSITY.COM agrees to abide by all standards and guidelines of RE/MAX with respect to the proper use and display of the RE/MAX Marks as shown in the RE/MAX Trademark and Graphic Standards Manual, as from time to time amended. UNIVERSITY.COM agrees not to use the RE/MAX Marks for any other purpose without the prior written consent of RE/MAX.

                  (b) During the term of this Agreement and subject to the terms provided herein, UNIVERSITY.COM hereby grants to RE/MAX, a non-exclusive, non-transferable, limited license, without right of sublicense, to use and display in connection with the Site and in any presentations, promotional or informational materials with respect to the Site, the UNIVERSITY.COM Marks. RE/MAX expressly acknowledges that UNIVERSITY.COM is the owner of all right, title and interest in and to the UNIVERSITY.COM Marks and agrees that it shall not at any time have or acquire any interest in or to the UNIVERSITY.COM Marks and further agrees that all such use or display of the UNIVERSITY.COM Marks inures to the exclusive benefit of UNIVERSITY.COM and automatically vests in and remains the property of UNIVERSITY.COM. RE/MAX agrees that any use or display of the UNIVERSITY.COM Marks must be approved in writing prior to their use or display and RE/MAX agrees to abide by all standards and guidelines of UNIVERSITY.COM with respect to the proper use and display of the UNIVERSITY.COM Marks. RE/MAX agrees not to use the UNIVERSITY.COM Marks for any other purpose without the prior written consent of UNIVERSITY.COM.

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                  (c) Upon expiration or termination of this Agreement each
party shall immediately cease and desist from all use of each others Marks and all use of the materials licensed to the other party under Section 5.1 and
Section 5.2 and shall within thirty (30) days after termination or expiration of this Agreement deliver to the other party or destroy all materials which are held by that party containing or referring to the other party's Marks or the other party's materials licensed under Section 5.1 and Section 5.2. Further, immediately upon termination or expiration of this Agreement, UNIVERSITY.COM shall cease operation of the Site.

                  (d) RE/MAX hereby designates UNIVERSITY.COM during the term of this Agreement as a RE/MAX Approved Supplier. RE/MAX authorizes UNIVERSITY.COM to use or display the RE/MAX Approved Supplier logo only in connection with advertising and promotion of the Site to RE/MAX Affiliates and only for the limited purpose of identifying itself as a RE/MAX Approved Supplier. UNIVERSITY.COM agrees to display the RE/MAX Approved Supplier logo in all advertising and promotion of the Site. UNIVERSITY.COM agrees that the RE/MAX Approved Supplier logo will always be used or displayed in such a manner as to ensure that RE/MAX Affiliates and the public understand that, except for its designation as a RE/MAX Approved Supplier or pursuant to this Agreement, UNIVERSITY.COM is not in any way related to, sponsored by or affiliated with RE/MAX. RE/MAX further authorizes UNIVERSITY.COM to include the service mark "REMAX", but no other RE/MAX Marks, as part of the post-domain path of UNIVERSITY.COM's Internet URL address (e.g. WWW.SUPPLIER.COM/REMAX) provided, however, that UNIVERSITY.COM first obtains the prior written approval of RE/MAX before using "REMAX" as part of the post-domain path of UNIVERSITY.COM's Internet URL address. UNIVERSITY.COM acknowledges that RE/MAX is the exclusive owner of the RE/MAX Approved Supplier logo and the various other RE/MAX Marks and that any goodwill established by UNIVERSITY.COM's use of the RE/MAX Approved Supplier logo will inure exclusively to, vest automatically in and remain solely and exclusively the property of RE/MAX. UNIVERSITY.COM understands and agrees that it shall have no rights to use or display any of the RE/MAX Marks except as expressly granted herein.

         6. FEES AND PAYMENT. All fees payable hereunder will be paid in U.S. Dollars.

                  6.1 MAINTENANCE AND SUPPORT FEE. RE/MAX shall pay to UNIVERSITY.COM Three Thousand Five Hundred Dollars ($3,500) quarterly for maintenance and support of the Site as set forth herein, which amount shall be due and payable on the first day of each ninety (90)-day period following the Effective Date of this Agreement. Said fee shall be increased by $50 per month for each hour of video content hosted by UNIVERSITY.COM on the Site. Said fee is based upon the hosting of the Site at UNIVERSITY.COM. In the event that it becomes necessary to co-locate the Site hosting on any other server, then said fees shall be subject to adjustment, as mutually and reasonably agreed upon by UNIVERSITY.COM and RE/MAX.

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                  6.2 COURSE DEVELOPMENT FEES. RE/MAX shall pay UNIVERSITY.COM a fee for each developed hour of Course Content created by UNIVERSITY.COM hereunder, using the RE/MAX Course Content provided to UNIVERSITY.COM pursuant to the RE/MAX Course Content Schedule in Exhibit F, as amended from time to time by various RE/MAX Course Content Addendum, Exhibit G. The first ten hours of developed Course Content, from existing RE/MAX Content, shall be at no additional charge to RE/MAX. Any additional development shall be billed at the rates set forth on Exhibit G-1 hereto. The developed Course Content shall be made available in different formats (including streaming video and audio/slide show as described in Exhibit G), with each format constituting a separate developed hour of content. A "developed hour" of content shall be a Course that consists of 10-12 five-minute lessons, depending upon the content and subject matter thereof. The Course development fee for each Course, as set forth in the RE/MAX Course Content Schedule and the RE/MAX Course Content Addendum, shall be due and payable as follows: 50% of the Course development fee on the execution of the RE/MAX Course Content Addendum, and 50% of the Course development fee upon delivery by UNIVERSITY.COM of the relevant Course to RE/MAX.

                  6.3 VIRTUAL UNIVERSITY MODIFICATION FEES. From time to time, RE/MAX may request that UNIVERSITY.COM modify Virtual University to meet specific requirements as identified by RE/MAX. In such instance, UNIVERSITY.COM shall provide a proposal to RE/MAX describing the modifications and proposed fees. The terms of such modifications shall be reasonably and mutually agreed to between UNIVERSITY.COM and RE/MAX and this Agreement shall be amended by the parties in writing to cover such modifications.

                  6.4 UNLIMITED ACCESS FEE. RE/MAX Users will have unlimited access to the EntrePort Courses and the UNIVERSITY.COM Courses. UNIVERSITY.COM will charge the RE/MAX Users the discounted rate of $19.95 per month for unlimited access to the Courses as set forth on Exhibit A and B, plus any additions thereto as UNIVERSITY.COM may make available as mutually agreed to between UNIVERSITY.COM and RE/MAX. This fee is subject to change and special promotions, plus all applicable taxes. Any course listed on Exhibit A that is subject to a third party license fee may be removed from the Unlimited Access Fee and made available pursuant to a pay per view fee in UNIVERSITY.COM's sole discretion.

                  6.5 PAY-PER-VIEW FEE. UNIVERSITY.COM may, for certain Courses, charge each RE/MAX User, pursuant to the terms of the User Agreement, a fee each time a Course is viewed ("Pay-Per-View Fee"). Except as otherwise provided in this Agreement, the Courses included in Pay-Per-View and the fee for viewing shall be mutually agreed to between UNIVERSITY.COM and RE/MAX, and shall include any applicable taxes.

                  6.6 PREMIUM TRAINING SERVICES. UNIVERSITY.COM may charge a RE/MAX User an annual fee for access to certain premium training services, including but not limited to the By Referral Only coaching program, Main Events, "ask the experts", coaching, and individualized marketing tools on the Site. Such annual fees will be equal to or less than UNIVERSITY.COM's generally published rates for such premium training services, and shall include any applicable taxes.

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                  6.7 CONTINUING EDUCATION FEES. Continuing education content shall be offered on the Site in order to permit RE/MAX Users to obtain credits for state licensing requirements or credits toward professional designations. All continuing education or professional designation content offered on the Site will be provided on a pay-per-credit basis. The rates to be charged for continuing education content and professional designation content will be equal to or less than UNIVERSITY.COM's generally published industry rates for such content and shall include any applicable taxes.

                  6.8 REVENUE SHARING COMPENSATION.

                           (a) UNIVERSITY.COM shall pay to RE/MAX twenty percent
(20%) of all course revenue generated from the Site during the preceding calendar quarter, including but not limited to, revenues from the monthly Unlimited Access fee, the Pay-Per-View Fee, and the Continuing Education Fee, net of any content licensing fees, collected by UNIVERSITY.COM for any courses listed on Exhibit A or B, courses developed by UNIVERSITY.COM using RE/MAX Course Content, RE/MAX Third Party Course Content and UNIVERSITY.COM Third Party Course Content and any updates or revisions thereto.

                           (b) UNIVERSITY.COM shall also pay RE/MAX ten percent
(10%) of all net e-commerce revenue generated from the Site (i.e. the bookstore). E-commerce revenue includes, but is not limited to, books, tapes, software, programs, seminars, coaching services (including Premium Training Services), technology products, and products offered through strategic partners.

                           (c) All payments to RE/MAX under Section 6.8(a) and
(b) shall be due and payable no later than thirty (30) days after the end of each calendar quarter and shall be based upon course revenues and e-commerce revenues generated by the Site during the preceding calendar quarter commencing on the Effective Date of this Agreement (payments due April 30; July 31; October 31; and January 31 of each year during the term of this Agreement). Payments due pursuant to this Section 6.8 shall be accompanied by a report setting forth the number of RE/MAX Users, Unlimited Access Fee revenues, Pay-Per-View Fee revenues, Premium Training Services fee revenues, Continuing Education fee revenues, and e-commerce revenues received by UNIVERSITY.COM in the preceding calendar quarter. During the Initial Term of this Agreement, UNIVERSITY.COM will guarantee that the revenue share compensation paid herein shall be at least $20,000 in Year 1 of this Agreement and $30,000 in Year 2 of this Agreement. Within thirty (30) days following the end of Year 1 of this Agreement and within thirty (30) days following the end of Year 2 of this Agreement, UNIVERSITY.COM shall pay to RE/MAX the difference between the revenue share compensation actually paid to RE/MAX during Year 1 or Year 2, as appropriate, and the amount of the guaranteed minimum for that year.

                           (d) RE/MAX and UNIVERSITY.COM acknowledge that the
support of the regional offices and franchises is imperative to the success of the parties' marketing efforts. In order to gain support from the regional offices and franchises, the parties agree to offer the regional offices and franchises a percentage of the royalty paid to RE/MAX pursuant to this agreement, not to exceed fifty percent of RE/MAX's total commission. The amount offered to each region or franchise shall be determined by mutual agreement of the parties, on a case by case basis, depending upon the level of marketing support or promotional efforts by the regional office or franchise.

                  6.9 TAXES.

                           (a) UNIVERSITY.COM shall, in addition to the payments
required hereunder, pay all applicable sales, use, transfer or other taxes, however designated, which are levied or imposed by reason of the transaction contemplated hereunder; including income taxes on income which may be levied against UNIVERSITY.COM. The parties agree that the determination of the amount of state and local sales and use taxes, if any, the jurisdiction to which such taxes are to be paid, and any other determinations of a substantive or procedural nature relating to such taxes, will be the responsibility of UNIVERSITY.COM.

                           (b) All such taxes shall be collected and remitted to
the appropriate state by UNIVERSITY.COM. UNIVERSITY.COM shall have sole responsibility for the timely payment of all applicable state and local sales and use taxes with respect to RE/MAX Affiliates purchases of on-line training and education programs from UNIVERSITY.COM. UNIVERSITY.COM shall indemnify and hold RE/MAX harmless from and against the amount of any claims, lawsuits or audits by state and local governmental agencies responsible for collecting sales and use taxes. RE/MAX acknowledges that UNIVERSITY.COM will hold each RE/MAX Affiliate who purchases on-line training or continuing education products responsible for payment of all applicable taxes in connection with that purchase.

         7. PROPRIETARY RIGHTS.

                  7.1 UNIVERSITY.COM RIGHTS. Subject to the limited license granted to RE/MAX hereunder, RE/MAX acknowledges and agrees that UNIVERSITY.COM is the exclusive owner of all proprietary rights, including but not limited to copyrights, trademarks, patents and trade secrets, in and to the following

                           (a) Virtual University and Real Estate University;

                           (b) the UNIVERSITY.COM Materials;

                           (c) the Site Content, exclusive of the RE/MAX Site
Content;

                           (d) the Courses, exclusive of the RE/MAX Course
Content, RE/MAX Third Party Course Content; and

                           (e) the Registration Material.

                  7.2 RE/MAX RIGHTS.

                           (a) Subject to the limited license granted to
UNIVERSITY.COM hereunder, UNIVERSITY.COM, UCI and ENTREPORT acknowledge and agree that RE/MAX is the exclusive owner of all right, title and interest in and to the RE/MAX Course Content, RE/MAX Site Content, RE/MAX Marks, intellectual property and technology, including but not limited to all worldwide patents, copyrights, trademarks, trade secrets, confidential information and other proprietary rights.

                           (b) UNIVERSITY.COM, UCI and ENTREPORT acknowledge and
agree that all RE/MAX Materials developed or prepared for RE/MAX by UNIVERSITY.COM utilizing the RE/MAX Course Content and the RE/MAX Third Party Course Content ("Work Product") shall be considered a work made for hire and that RE/MAX shall be the owner of all right, title and interest in and to the Work Product, including the copyright thereto. UNIVERSITY.COM, UCI and ENTREPORT shall not use any Work Product, or portion thereof, for any purpose other than as set forth in this Agreement without the prior written consent of RE/MAX.

                  7.3 PRIVACY.

                           (a) UNIVERSITY.COM and RE/MAX are committed to
protecting the privacy of personally identifiable customer information that may be collected through the performance of this Agreement. UNIVERSITY.COM, UCI and ENTREPORT agree that personally identifiable information will be collected from RE/MAX Users on the Site shall be in accordance with the privacy policy used by UNIVERSITY.COM on the UNIVERSITY.COM Website. UNIVERSITY.COM shall notify RE/MAX of any material change to its privacy policy.

                           (b) Except as expressly provided herein,
UNIVERSITY.COM, UCI and ENTREPORT will not disclose to any third party the names of any RE/MAX User obtained as a result of a RE/MAX User visiting the Site, without the RE/MAX User's permission, except at the direction of a local, state, or federal agency and only then under the power of subpoena and/or pursuant to a valid court order.

                  7.4 OWNERSHIP AND INSPECTION OF BOOKS AND RECORDS. All documents, books, and records furnished by RE/MAX to UNIVERSITY.COM under this Agreement shall remain the property of RE/MAX. All documents, books, and records of UNIVERSITY.COM pertaining to its on-line training and education programs, whether original records or developed by UNIVERSITY.COM in connection with its duties under this Agreement shall remain the property of UNIVERSITY.COM. All documents, books and records relating to the on-line training and education programs, whether original records of or developed by UNIVERSITY.COM, shall be open for inspection by RE/MAX at all reasonable times upon prior reasonable written notice. UNIVERSITY.COM may store any or all of such documents, books, and records on microfilm, CD-ROM, electronic or other medium.

         8. TERM AND TERMINATION.

                  8.1 TERM. This Agreement shall commence on the Effective Date and shall remain in full force and effect for a period of two (2) years (the "Initial Term") from and after the Effective Date. Thereafter, this Agreement shall automatically renew for successive one (1) year terms (each a "Renewal Term") unless either party shall, at least one year prior to the expiration of the Initial Term or any Renewal Term, give written notice to the other party of its intention to terminate the Agreement.

                  8.2 TERMINATION. This Agreement may be terminated prior to the expiration of the Initial Term or any Renewal Term as follows:

                           (a) This Agreement may be terminated prior to the
expiration of the Initial Term or any Renewal Term as follows: (i) at any time by written agreement of the parties, (ii) at any time, by the non-defaulting party, if any other party defaults on any of its obligations, representations, warranties or covenants under this Agreement and the defaulting party fails to cure such default within thirty (30) days of receiving written notice of such default from the non-defaulting party; (iii) by any party upon thirty (30) days prior written notice to the other parties upon the bankruptcy or insolvency or a general assignment for the benefit of creditors by a party; or (iv) by RE/MAX upon thirty (30) days prior written notice to UNIVERSITY.COM in the event ownership or a controlling interest in UNIVERSITY.COM, directly or indirectly, by merger, consolidation or acquisition, or through a sale of substantially all of its assets passes to a RE/MAX Competitor whom RE/MAX has not approved in writing prior to such change of ownership or control. As used herein, a RE/MAX Competitor is defined as a real estate service business or any other business or enterprise that directly or indirectly competes with RE/MAX, any RE/MAX Affiliate or any corporation controlled by or under the common control with RE/MAX, including, but not limited to, any business that provides real estate brokerage or property management services, sells or markets real estate franchises or provides corporate relocation services or any entity that has an ownership interest in a RE/MAX Competitor or is controlled by a RE/MAX Competitor.

                           (b) Upon termination or expiration of this Agreement,
UNIVERSITY.COM, UCI and ENTREPORT shall immediately cease all use of the RE/MAX Marks and, in addition, UNIVERSITY.COM, UCI and ENTREPORT shall immediately cease all use of the RE/MAX Approved Supplier logo, and otherwise refrain from holding itself out as a current RE/MAX Approved Supplier, and UNIVERSITY.COM, UCI and ENTREPORT shall return to RE/MAX all lists, rosters, directories, data bases containing the names of RE/MAX Affiliates or other membership lists or information or materials that may have been furnished by RE/MAX to UNIVERSITY.COM in connection with this Agreement, and shall thereafter refrain from the use of any such information in the solicitation of business. Nothing contained herein shall limit UNIVERSITY.COM's use of information obtained directly from, and with the written permission of, the RE/MAX Users.

                           (c) Upon termination or expiration of this Agreement,
RE/MAX shall immediately cease all use of the UNIVERSITY.COM Marks and proprietary rights.

         9. CONFIDENTIAL INFORMATION.

                  (a) Each party acknowledges and agrees that a duty is owed to the other parties to maintain the confidentiality of information provided by the other parties, or obtained from the other parties in connection with this Agreement. Each party shall treat as strictly confidential, and shall not use, disclose or permit to be used or disclosed at any time prior to or after the termination or expirations of this Agreement, except as specifically permitted in writing by the other parties, the proprietary or confidential information of the other parties or of any RE/MAX User, whether any party has such information in its memory or it is embodied in writing or other physical form. Confidential or proprietary information shall include any information of any party or any RE/MAX User which is not generally known or does not become known to the public, such as, without limitation, any development, sales, financial or accounting procedures, accounts, operations, techniques, methods, business plans, trade secrets, or the identity or proprietary information of any customers, any and all information regarding any party's business or how any party does business ("Confidential Information"). Confidential Information shall further include this Agreement. Each party shall promptly advise the other parties in writing of any unauthorized use or disclosure of the other party's Confidential Information. Each party agrees to maintain, and cause its employees, agents and subcontractors to maintain, the terms and conditions of this Agreement, including compensation, strictly confidential, and not to disclose same to any third party, except as expressly permitted in writing by the other party or except as required by government regulatory authority or applicable law. Each party agrees that its employees, agents, subcontractors and contractors shall abide by the terms of this provision.

                  (b) Each party shall limit the dissemination of the Confidential Information within its own organization to such individuals whose duties justify the need to know the Confidential Information, and then only provided that there is a clear understanding by such individuals of their obligation to maintain the confidential and proprietary nature of the Confidential Information.

                  (c) The following shall not be considered Confidential Information for purposes of this Section 9: (i) information which is or becomes in the public domain through no fault or act of the receiving party; (ii) information which was independently developed by the receiving party without the use of or reliance on the disclosing party's Confidential Information; (iii) information which was provided to the receiving party by a third party under no duty of confidentiality to the disclosing party; or (iv) information which is required to be disclosed by law, provided, however, prompt prior written notice thereof shall be given to the party whose Confidential Information is involved.

                  (d) UNIVERSITY.COM, UCI and ENTREPORT shall not, during the term of this Agreement or upon the expiration or termination of this Agreement, sell, transfer, rent or make available to any third party, any customer list compiled as a result of identification of the RE/MAX Users or information obtained from a RE/MAX User.

         10. REPRESENTATIONS AND WARRANTIES.

                  10.1 BY RE/MAX. RE/MAX represents, warrants and covenants to UNIVERSITY.COM that:

                           (a) RE/MAX is a corporation duly organized, validly
existing and in good standing under the laws of Colorado with full power and authority to transact any and all business contemplated by this Agreement and it possesses all requisite authority, power, licenses, registrations, permits and franchises to conduct business as presently conducted.

                           (b) To the best knowledge of RE/MAX, the execution,
delivery and performance by RE/MAX of this Agreement has been duly authorized by all necessary corporate action and does not and will not violate any provision of, require any registration, consent or approval under any law, rule, regulation, order, injunction, decree or any other agreement by which RE/MAX is bound.

                           (c) There is no claim, action, suit, proceeding or
investigation pending or, to the best of RE/MAX's knowledge, threatened against it or against any of its principal officers, directors or key employees, which, either in any one instance or in the aggregate, may result in an adverse change in business, operations, financial condition, properties or assets of RE/MAX, or in any impairment of the right or ability of RE/MAX to carry on its business substantially as now conducted through its existing management group, or in any material liability on the part of RE/MAX, or which would draw into question the validity of this Agreement.

                           (d) The RE/MAX Approved Supplier logo, RE/MAX Marks,
and RE/MAX Course Content licensed hereunder, do not and will not infringe on the patent, copyright, trademark, trade name, or other proprietary rights of any third party.

                           (e) RE/MAX shall, to the best of its knowledge,
comply with and perform its obligations under this Agreement in compliance with all applicable federal, state and local laws, rules and regulations.

                           (f) This Agreement is a legal, valid and binding
obligation of RE/MAX and enforceable against RE/MAX in accordance with its terms.

                           (g) The RE/MAX Course Content, RE/MAX Third Party
Course Content, and the RE/MAX Marks licensed hereunder, do not and will not infringe on the patent, copyright, trademark, trade name or other proprietary rights of any third party.

                           (h) To the best knowledge of RE/MAX, the RE/MAX
Course Content and RE/MAX Third Party Course Content is accurate, true and complete.

                           (i) To the best knowledge of RE/MAX, RE/MAX
Mainstreet shall be in full compliance with all applicable federal and state laws, including compliance with the Federal Trade Commission's current procedures and rules regarding privacy notices and policies.

                  10.2 BY UNIVERSITY.COM, UCI AND ENTREPORT. UNIVERSITY.COM, UCI and ENTREPORT represent, warrant and covenants to RE/MAX that:

                           (a) UNIVERSITY.COM is a Joint Venture of UCI and
ENTREPORT and is duly organized and validly existing with full power and authority to transact any and all business contemplated by this Agreement and it possesses all requisite authority, power, licenses, registrations, permits and franchises to conduct business as presently conducted.

                           (b) UCI is a corporation duly organized, validly
existing and in good standing under the laws of Minnesota with full power and corporate authority to transact any and all business contemplated by this Agreement and it possesses all requisite corporate authority, power, licenses, registrations, permits and franchises to conduct business as presently conducted.

                           (c) That ENTREPORT is a corporation duly organized,
validly existing and in good standing under the laws of Florida with full power and corporate authority to transact any and all business contemplated by this Agreement and it possesses all requisite corporate authority, power, licenses, registrations, permits and franchises to conduct business as presently conducted.

                           (d) To the best of its knowledge, the execution,
delivery and performance by UNIVERSITY.COM of this Agreement has been duly authorized by all necessary action and does not and will not violate any provision of, or require any registration, consent or approval under any law, rule regulation, order, injunction, decree or any other agreement by which UNIVERSITY.COM is bound.

                           (e) To the best of its knowledge, the execution,
delivery and performance by UCI and ENTREPORT of this Agreement has been duly authorized by all necessary corporate action and does not and will not violate any provision of, or require any registration, consent or approval under any law, rule regulation, order, injunction, decree or any other agreement by which UCI or ENTREPORT is bound.

                           (f) There is no claim, action, suit proceeding or
investigation pending or, to the best knowledge of UNIVERSITY.COM, threatened against any of its principal officers, directors or key employees, which, either in any one instance or in the aggregate, may result in an adverse change in the business, operations, financial condition, properties or assets of UNIVERSITY.COM, or in any impairment of the right or ability of UNIVERSITY.COM to carry on its business substantially as now conducted through its existing management group, or in any material liability on the part of UNIVERSITY.COM, or which would draw into question the validity of this Agreement.

                           (g) There is no claim, action, suit proceeding or
investigation pending or, to the best knowledge of UCI or ENTREPORT, threatened against any of its principal officers, directors or key employees, which, either in any one instance or in the aggregate, may result in an adverse change in the business, operations, financial condition, properties or assets of UCI or ENTREPORT in any impairment of the right or ability of UCI or ENTREPORT to carry on its business substantially as now conducted through its existing management group, or in any material liability on the part of UCI or ENTREPORT which would draw into question the validity of this Agreement.

                           (h) The UNIVERSITY.COM Marks, UNIVERSITY.COM Courses,
EntrePort Courses, UNIVERSITY.COM Course Content, EntrePort Course Content, UNIVERSITY.COM Third Party Course Content, UNIVERSITY.COM Materials, and the Registration Materials licensed here under, do not and will not infringe on the patent, copyright, trademark, trade name or other propriety rights of any third party.

                           (i) UNIVERSITY.COM shall, to the best of its
knowledge, comply with and perform its obligations under this Agreement in compliance with all applicable federal, state and local laws, rules and regulations.

                           (j) UNIVERSITY.COM has obtained, or will have
obtained in connection with the transactions contemplated by this Agreement, all necessary federal and state approvals in connection with the on-line training and education programs and training materials made available to RE/MAX Users.

                           (k) UNIVERSITY.COM will not sell any other products
or services other than the on-line training and education programs and e-commerce programs referenced in Sections 6.4 through 6.8 to RE/MAX Users without the prior written consent of RE/MAX.

                           (l) To the best of their knowledge, all content
supplied by UNIVERSITY.COM, UCI or ENTREPORT, their agents or representatives, for the Site, is accurate, true when posted on the Site, and all marketing materials prepared by UNIVERSITY.COM, UCI or ENTREPORT, their agents or representatives, for the on-line training and education programs are accurate, true and complete.

                           (m) The Site and the information and content
contained therein shall be in full compliance with all applicable federal and state laws, rules and regulations.

                           (n) The privacy notices and privacy policies for the
Site are in compliance with the Federal Trade Commission's current procedures and rules, as applicable

                           (o) It will not knowingly distribute on the Site any
content that (i) infringes any copyright, patent right, trademark right, publicity right or other right of any third party, (ii) violates any law or regulation, including without limitation the laws and regulations governing export control, (iii) is libelous or defamatory, (iv) is pornographic or obscene, or (v) contains viruses, trojan horses, worms, time bombs or cancelbots.

                  10.3 DISCLAIMER. Except as provided herein, UNIVERSITY.COM makes no warranty or representation, either express or implied, that access to or operation of the Site will be uninterrupted or error free. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES RELATING TO THE SITE OR ITS USE OR FUNCTIONALITY, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         11. INDEMNIFICATION AND LIMITATION OF LIABILITY.

                  11.1 BY RE/MAX. RE/MAX agrees to indemnify, defend and hold harmless UNIVERSITY.COM and its board members, officers, employees and agents from any liability or damages incurred as a result of any claims, demands, costs or judgments, including attorneys' fees and court or arbitration costs ("Claims"), arising out of RE/MAX's breach of any warranties, representations or covenants hereunder, or failure to comply with applicable federal, state or local laws or regulations or any of the provisions of such applicable laws and regulations or of any provision of this Agreement, or resulting from any negligent acts or omissions by RE/MAX or any of its officers, agents or employees with respect to its obligations under this Agreement. As used herein, the term "agents" shall not include RE/MAX Users.

                  11.2 BY UNIVERSITY.COM, UCI AND ENTREPORT. UNIVERSITY.COM, UCI and ENTREPORT agree to indemnify, defend and hold harmless RE/MAX and its board members, officers, employees and agents from any liability or damages incurred as a result of any Claims, including but not limited to Claims by a RE/MAX Affiliate or RE/MAX User, that arise out of this Agreement or breach by UNIVERSITY.COM, UCI or ENTREPORT of any warranties, representations or covenants hereunder, or failure to comply with applicable federal, state or local laws or regulations or any of the provisions of such applicable laws and regulations or of any provisions of this Agreement, or resulting from any negligent act or omission by UNIVERSITY.COM, UCI or ENTREPORT or its related entities, or any of their officers, agents, or employees with respect to their obligations under this Agreement.

                  11.3 INDEMNIFICATION PROCEDURE. Each party shall promptly notify the other parties of any Claims, suit or threat of suit which that party becomes aware (except with respect to a suit a party might institute against the another party), that may give rise to a right of indemnification pursuant to this Agreement. Each Party to this Agreement shall provide all assistance required by the other parties and the indemnifying party or parties shall reimburse the indemnified party for expenses incurred in providing such assistance.

                  11.4 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES WITH RESPECT TO THIS AGREEMNT, WHETHER OR NOT THE PARTY RECEIVES NOTICE OF ANY SUCH DAMAGES AND SUCH DAMAGES COULD HAVE BEEN FORESEEN. NOTWITHSTANDING THE FOREGOING, THE LIMITATION OF LIABILITY SET FORTH IN SECTION 11.4 SHALL NOT, IN ANY WAY, LIMIT OR DIMINISH ANY PARTY'S OBLIGATION TO INDEMNFIY FOR CLAIMS UNDER
SECTION 11.

         12. INSURANCE.

                  12.1 DUTY TO MAINTAIN. UNIVERSITY.COM agrees to maintain during the term of this Agreement, and for a period of not less than six (6) months after the expiration or termination of this Agreement the following insurance, and to provide on or before the Effective Date of this Agreement and thereafter throughout the term of this Agreement, a certificate of insurance satisfactory to RE/MAX for the following:

                           (a) A comprehensive commercial general liability
insurance policy ("Insurance Policy") that insure against liability for personal injury, death or injury to persons and damages to property, advertising liability, contractual liability and products liability that arises out of the products and services that are the subject matter of this Agreement. The limit of liability under the Insurance Policy shall not be less than $1,000,000 combined single limit per occurrence. The Insurance Policy shall name RE/MAX as an additional insured, shall contain a waiver by the insurance company of all subrogation rights against RE/MAX and other parties covered by the insurance, and shall provide that RE/MAX receive thirty (30) days prior written notice of termination, expiration, cancellation or modification of any such policy. The Insurance Policy shall be primary and non-contributing with any insurance that may be carried by RE/MAX. The insurance coverage herein shall be issued by an insurance company approved by RE/MAX with a current A.M. Best Insurance Guide rating of not less than A-, XIII.

                           (b) A worker's compensation insurance policy and an
employer's liability insurance policy as required by law covering all employees, and insurance agents of UNIVERSITY.COM. UNIVERSITY.COM shall require subcontractors to provide workers' compensation insurance. The employer's liability insurance limits shall not be less than $100,000 each accident for bodily injury by accident and not less that $100,000 each employee for bodily injury by disease.

         13. ARBITRATION.

                  Any dispute or claim arising out of or relating to this Agreement, or breach thereof, shall be settled through good faith negotiations among the parties. In the event that said negotiations are not successful, any dispute or claim arising under or with respect to this Agreement, except for disputes involving the RE/MAX Marks, RE/MAX Course Content or the UNIVERSITY.COM Marks, UNIVERSITY.COM Courses, EntrePort Courses, UNIVERSITY.COM Course Content, EntrePort Course Content, UNIVERSITY.COM Third Party Course Content, UNIVERSITY.COM Materials, and the Registration Materials will be resolved by arbitration in accordance with the Rules for Commercial Arbitration of the American Arbitration Association. Arbitration proceedings will be held in a neutral venue in Denver, Colorado. The decision or award of the arbitrator shall be final and binding upon the parties. The arbitrator's power under the applicable arbitration rules shall be limited to the specific powers conferred under the arbitration laws of Colorado. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

         14. NOTICE.

                  Any notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, one business day after transmission by facsimile (with confirmation of receipt), one business day after being placed in the hands of a commercial courier service for overnight delivery, or three business days after placement in the United States mail by registered or certified mail, return receipt requested, postage pre-paid and addressed to the party or parties to be notified at the address set forth below (or at such other address for a party as shall be specified by like notice in writing to the other party or parties):

If to RE/MAX:              RE/MAX INTERNATIONAL, INC.
                           8390 East Crescent Parkway - Suite 600
                           Greenwood Village, CO  80111-2800
                           Attn:  Kristi Graning
                           with a copy to John Linton-Vice President and General
                             Counsel

If to UNIVERSITY.COM:      UNIVERSITY.COM
                           800 Washington Avenue #508
                           Minneapolis, MN 55401
                           Attn:    Bruce Peterson
                           with a copy to:   EntrePort Corporation
                                             2790 Business Park Drive, Suite B
                                             Vista, CA 92083
                                             Attention: General Counsel



         15. INJUNCTIVE RELIEF.

                  It is understood and agree and that the services to be provided by UNIVERSITY.COM to RE/MAX, and by RE/MAX to UNIVERSITY.COM, and the obligations imposed herein, are of a special, unique, extraordinary and intellectual character, which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law or in equity and that a breach by either party of any such provision contained in the Agreement may cause the non-breaching party irreparable injury and damage. The parties expressly agree that in the event of default the non-breaching party shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of any such provision of this Agreement and that the non-breaching party shall not be required to post bond as a condition of such relief. This provision shall not, however, be construed as a waiver of any right which either party many have for damages or otherwise against the other.

         16. SURVIVAL.

                  All representations, warranties, agreements and covenants made by any party to this Agreement and set forth in this Agreement shall survive the expiration or termination of this Agreement. All provisions of this Agreement with respect to indemnification shall survive the expiration or termination of this Agreement.

         17. MISCELLANEOUS.

                  17.1 RELATIONSHIP. Nothing in this Agreement shall be construed as constituting a partnership, joint venture or other association of any kind, or agent/principal relationship among the parties. Each party is acting as an independent contractor hereunder and RE/MAX and its employees, agents, and subcontractors are not to be considered employees or agents of UNIVERSITY.COM, UCI or ENTREPORT for any purpose whatsoever. UNIVERSITY.COM and its employees, agents and subcontractors are not to be considered employees or agents of RE/MAX for any reason whatsoever. Except as provided in this Agreement, all parties to this Agreement shall not have the right, power, or authority to bind the other, or shall be deemed to be an agent or partner of the other parties hereto.

                  17.2 ASSIGNMENT. No party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, RE/MAX may freely assign this Agreement to any corporate affiliate under common ownership and control with RE/MAX, at any time, without the written consent of UNIVERSITY.COM, UCI or ENTREPORT. Further notwithstanding the above, UNIVERSITY.COM may freely assign this Agreement to the surviving entity in the merger between UCI and ENTREPORT or to any corporate affiliate under common ownership and control with UNIVERSITY.COM, at any time without the written consent of RE/MAX. This Agreement shall be binding upon, and inure to the benefit of, UNIVERSITY.COM and RE/MAX and their successors and permitted assigns. Any prohibited assignment or transfer shall be null and void.

                  17.3 ENTIRE AGREEMENT. This Agreement, including all Exhibits hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, and discussions.

                  17.4 AMENDMENT. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by all the parties hereto.

                  17.5 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Colorado, without regard to its conflicts of laws rules.

                  17.6 SEVERABILITY. If any provision of this Agreement is found unenforceable under any laws or regulations applicable thereto, such provision terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

                  17.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which when affixed together shall constitute but one and the same instruments. Signatures exchanged by facsimile shall be deemed to be original signatures for all purposes.

                  17.8 WAIVER. None of the parties to this Agreement shall waive any of their rights or any obligations of the other party or any provision of this Agreement except by and instrument in writing signed by that party. Any single waiver of any right or obligation shall not be deemed to be a permanent or continuing waiver of the same right or obligation.

                  17.9 REMEDIES. All remedies provided in this Agreement are distinct and cumulative to any other right or remedy under this Agreement or afforded by law or equity and may be exercised concurrently, independently or successively.

                   17.10 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement. None of the parties shall have the power to obligate or bind another party. Personnel supplied by UNIVERSITY.COM shall work exclusively for or be under contract to UNIVERSITY.COM and shall not, for any purpose, be considered employees or agents of RE/MAX. UNIVERSITY.COM assumes full responsibility for the acts of such personnel while performing services hereunder and shall be solely responsible for their supervision, direction and control, compensation, benefits and taxes.

                  17.11 HEADINGS. The section numbers or letters, headings, and subparagraph numbers or letters used in this Agreement are for reference and convenience purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

                  17.12 FORCE MAJEURE. Notwithstanding anything to the contrary in this Agreement, no party shall be liable for the failure to fulfill obligations hereunder if such failure is caused by or arises out of an act of force majeure including acts of God, war, riot, natural disaster, technical failure or any other reason beyond the reasonable control of the party whose performance is prevented during the period of such occurrence.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.




UNIVERSITY.COM, a Joint Venture


By       /S/  BRUCE PETERSON
         -------------------
         Bruce Peterson
         President, University.com, Inc.

By       /S/  WILLIAM A. SHUE
         --------------------------------
         William A. Shue
         President, EntrePort Corporation


RE/MAX INTERNATIONAL, INC.


By       /S/  KRISTI GRANING
         -------------------
         Kristi Graning
         Vice President - Web Services and IT Marketing





University.com, Inc.

By       /S/  BRUCE PETERSON
         -------------------
         Bruce Peterson
         President



EntrePort Corporation

By       /S/  WILLIAM A. SHUE
         --------------------
         William A. Shue
         President